NETSTREIT REPORTS THIRD QUARTER 2024 FINANCIAL AND OPERATING RESULTS

– Net loss of $(0.07) and Adjusted Funds from Operations ("AFFO") of $0.32 Per Diluted Share –

– Completed Record Gross Investment Activity of $151.6 Million at a 7.5% Blended Cash Yield –

– 2024 AFFO Per Share Guidance Midpoint Maintained –

– Lori Wittman Appointed as Chair of the Board of Directors –

Dallas, TX – November 4, 2024 – NETSTREIT Corp. (NYSE: NTST) (the “Company”) today announced financial and operating results for the third quarter ended September 30, 2024.

“We are pleased to announce our highest quarterly investment activity in the Company's history with $151.6 million in gross investments at a blended cash yield of 7.5%. Our 100% occupied portfolio remains in excellent condition to support our growing earnings base and attractive dividend yield. Looking forward, we remain focused on identifying quality investment opportunities that further enhance our portfolio diversification while elevating our internal growth profile to generate consistent AFFO per share growth and deliver sustained value for shareholders,” said Mark Manheimer, Chief Executive Officer of NETSTREIT.

THIRD QUARTER 2024 HIGHLIGHTS

The following table summarizes the Company's select financial results1 for the three and nine months ended September 30, 2024.

	Three Months Ended September 30,
	2024	2023	% Change
	(Unaudited)
Net (Loss) Income per Diluted Share	$(0.07)	$0.06	(217)%
Funds from Operations per Diluted Share	$0.32	$0.31	3%
Core Funds from Operations per Diluted Share	$0.32	$0.31	3%
Adjusted Funds from Operations per Diluted Share	$0.32	$0.31	3%

	Nine Months Ended September 30,
	2024	2023	% Change
	(Unaudited)
Net (Loss) Income per Diluted Share	$(0.09)	$0.08	(213)%
Funds from Operations per Diluted Share	$0.87	$0.87	—%
Core Funds from Operations per Diluted Share	$0.93	$0.88	6%
Adjusted Funds from Operations per Diluted Share	$0.94	$0.91	3%
1.Funds from operations ("FFO"), core funds from operations ("Core FFO"), and adjusted funds from operations ("AFFO") are non-GAAP financial measures. See "Non-GAAP Financial Measures."

INVESTMENT ACTIVITY

The following tables summarize the Company's investment, disposition, and loan repayment activities (dollars in thousands) for the three and nine months ended September 30, 2024.

	Three Months Ended September 30, 2024		Nine Months Ended September 30, 2024
	Number of Investments	Amount	Number of Investments	Amount
Investments	33	$151,555	103	$396,496
Dispositions	8	24,105	26	58,406
Loan Repayments	4	8,857	5	11,181
Net Investment Activity		$118,593		$326,909

Investment Activity
Cash Yield		7.5%		7.5%
% of ABR derived from Investment Grade Tenants		37.3%		52.4%
% of ABR derived from Investment Grade Profile Tenants		15.1%		6.6%
Weighted Average Lease Term (years)		12.5		13.4

Disposition Activity
Cash Yield		7.3%		7.0%
Weighted Average Lease Term (years)		9.9		10.1

Loan Repayments
Cash Yield		8.7%		9.0%

The following table summarizes the Company's ongoing development projects and estimated development costs (dollars in thousands) as of and for the three months ended September 30, 2024.

Developments	Three Months Ended September 30, 2024
Amount Funded During the Quarter	$5,085

As of September 30, 2024
Number of Developments	8
Amount Funded to Date	$14,554
Estimated Funding Remaining on Developments	7,386
Total Estimated Development Cost	$21,940

PORTFOLIO UPDATE

The following table summarizes the Company's real estate portfolio (weighted by ABR, dollars in thousands) as of September 30, 2024.

As of September 30, 2024
Number of Investments	671
ABR	$156,999
States	45
Square Feet	12,076,093
Tenants	93
Industries	26
Occupancy	100.0%
Weighted Average Lease Term (years)	9.5
Investment Grade %	60.9%
Investment Grade Profile %	14.4%

CAPITAL MARKETS AND BALANCE SHEET

The following tables summarize the Company's leverage, balance sheet, liquidity, ATM sales, and settlement of our forward equity offerings (dollars in thousands, except per share data) as of and for the three months ended September 30, 2024.

Leverage	As of September 30, 2024
Net Debt / Annualized Adjusted EBITDAre	5.3	x
Adjusted Net Debt / Annualized Adjusted EBITDAre	4.0	x

Liquidity
Unused Unsecured Revolver Capacity	$249,850
Cash, Cash Equivalents and Restricted Cash	28,750
Net Value of Unsettled Forward Equity	185,474
Total Liquidity	$464,074

Forward Equity Settlement Activity	As of September 30, 2024
Shares Settled During Quarter	4,183,711
Weighted Average Price Per Share (Gross)	$17.29
Net Value of Settled Forward Equity	$70,449

ATM Activity
Shares Sold During Quarter	152,547
Weighted Average Price Per Share (Gross)	$17.13
Net Value of Unsettled Forward Equity	$2,589
2024 ATM Program Initial Capacity	$300,000
ATM Capacity Remaining as of September 30, 2024	$297,387

Unsettled Forward Equity
Shares Unsettled as of September 30, 2024[1]	10,735,647
Weighted Average Price Per Share (Gross)	$17.93
Net Value of Unsettled Forward Equity	$185,474
1.Includes 152,547 of forward equity shares sold under ATM Program during the quarter.

DIVIDEND

On October 18, 2024, the Company’s Board of Directors declared a quarterly cash dividend of $0.21 per share for the fourth quarter of 2024. On an annualized basis, the dividend of $0.84 per share of common stock represents an increase of $0.02 per share over the prior year annualized dividend. The dividend will be paid on December 13, 2024 to shareholders of record on December 2, 2024.

2024 GUIDANCE

The Company is maintaining its full year 2024 AFFO per share guidance midpoint and updating the range to $1.26 to $1.27 from its prior range of $1.25 to $1.28. The Company now expects cash G&A to be in the range of $12.8 million to $13.2 million (exclusive of transaction costs and severance payments).

The Company's 2024 guidance is based on a number of assumptions that are subject to change and many of which are outside the Company's control. If actual results vary from these assumptions, the Company's expectations may change. There can be no assurance that the Company will achieve these results.

AFFO is a non-GAAP financial measure. The Company does not provide a reconciliation of such forward-looking non-GAAP measure to the most directly comparable financial measures calculated and presented in accordance with GAAP because to do so would be potentially misleading and not practical given the difficulty of projecting event driven transactional and other non-core operating items in any future period. The magnitude of these items, however, may be significant.

BOARD GOVERNANCE CHANGES

Effective October 1, 2024, the Company appointed Lori Wittman as the Chair of its Board of Directors. Ms. Wittman has been a Board member since December 2019 and has served as the Chair of the Audit Committee since the Company's initial public offering in August 2020, other than during the period when she served as the Company's interim Chief Financial Officer from November 2022 to April 2023.

As a result of the transition of Ms. Wittman to Chair of the Board, Michael Christodolou has been appointed Chair of the Audit Committee and Todd Minnis has been appointed to serve on the Nominating and Corporate Governance Committee, each effective October 1, 2024.

EARNINGS CONFERENCE CALL

A conference call will be held on Tuesday, November 5, 2024 at 11:00 AM ET. During the conference call the Company’s officers will review third quarter performance, discuss recent events, and conduct a question and answer period.

The webcast will be accessible on the “Investor Relations” section of the Company’s website at www.NETSTREIT.com. To listen to the live webcast, please go to the site at least fifteen minutes prior to the scheduled start time to register, as well as download and install any necessary audio software. A replay of the webcast will be available for 90 days on the Company’s website shortly after the call.

The conference call can also be accessed by dialing 1-877-451-6152 for domestic callers or 1-201-389-0879 for international callers. A dial-in replay will be available starting shortly after the call until November 12, 2024, which can be accessed by dialing 1-844-512-2921 for domestic callers or 1-412-317-6671 for international callers. The passcode for this dial-in replay is 13749106.

SUPPLEMENTAL PACKAGE

The Company’s supplemental package will be available prior to the conference call in the Investor Relations section of the Company’s website at www.investors.netstreit.com.

About NETSTREIT Corp.

NETSTREIT Corp. is an internally managed real estate investment trust (REIT) based in Dallas, Texas that specializes in acquiring single-tenant net lease retail properties nationwide. The growing portfolio consists of high-quality properties leased to e-commerce resistant tenants with healthy balance sheets. Led by a management team of seasoned commercial real estate executives, NETSTREIT’s strategy is to create the highest quality net lease retail portfolio in the country with the goal of generating consistent cash flows and dividends for its investors.

Investor Relations
ir@netstreit.com
972-597-4825

NON-GAAP FINANCIAL MEASURES

This press release contains non-GAAP financial measures, including FFO, Core FFO, AFFO, EBITDA, EBITDAre, Adjusted EBITDAre, Annualized Adjusted EBITDAre, Property-Level NOI, Property-Level Cash NOI, Property-Level Cash NOI Estimated Run Rate, Total Property-Level Cash NOI Estimated Run Rate, Net Debt, and Adjusted Net Debt. A reconciliation of each non-GAAP financial measure to the most comparable GAAP measure, and definitions of each non-GAAP measure, are included below.

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, without limitation, statements concerning our business and growth strategies, investment, financing and leasing activities, including estimated development costs, and trends in our business, including trends in the market for single-tenant, retail commercial real estate. Words such as “expects,” “anticipates,” “intends,” “plans,” “likely,” “will,” “believes,” “seeks,” “estimates,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from the results of operations or plans expressed or implied by such forward-looking statements. Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore such statements included in this press release may not prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be achieved. For a further discussion of these and other factors that could impact future results, performance or transactions, see the information under the heading “Risk Factors” in our Form 10-K for the year ended December 31, 2023 filed with the Securities and Exchange Commission (the “SEC”) on February 14, 2024 and other reports filed with the SEC from time to time.  Forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this press release. New risks and uncertainties may arise over time and it is not possible for us to predict those events or how they may affect us. Many of the risks identified herein and in our periodic reports have been and will continue to be heightened as a result of the ongoing and numerous adverse effects arising from macroeconomic conditions, including inflation, interest rates and instability in the banking system. We expressly disclaim any obligation or undertaking to update or revise any forward-looking statement contained herein, to reflect any change in our expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required by law.

NETSTREIT CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)
(Unaudited)

	September 30, 2024	December 31, 2023
Assets
Real estate, at cost:
Land	$525,485	$460,896
Buildings and improvements	1,346,095	1,149,809
Total real estate, at cost	1,871,580	1,610,705
Less accumulated depreciation	(136,528)	(101,210)
Property under development	9,361	29,198
Real estate held for investment, net	1,744,413	1,538,693
Assets held for sale	45,712	52,451
Mortgage loans receivable, net	142,171	114,472
Cash, cash equivalents and restricted cash	28,750	29,929
Lease intangible assets, net	164,905	161,354
Other assets, net	59,298	49,337
Total assets	$2,185,249	$1,946,236
Liabilities and equity
Liabilities:
Term loans, net	$622,239	$521,912
Revolving credit facility	150,000	80,000
Mortgage note payable, net	7,861	7,883
Lease intangible liabilities, net	23,341	25,353
Liabilities related to assets held for sale	732	1,158
Accounts payable, accrued expenses and other liabilities	33,752	36,498
Total liabilities	837,925	672,804
Commitments and contingencies
Equity:
Stockholders’ equity
Common stock, $0.01 par value, 400,000,000 shares authorized; 81,583,917 and 73,207,080 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	816	732
Additional paid-in capital	1,507,170	1,367,505
Distributions in excess of retained earnings	(165,421)	(112,276)
Accumulated other comprehensive (loss) income	(2,453)	8,943
Total stockholders’ equity	1,340,112	1,264,904
Noncontrolling interests	7,212	8,528
Total equity	1,347,324	1,273,432
Total liabilities and equity	$2,185,249	$1,946,236

NETSTREIT CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenues
Rental revenue (including reimbursable)	$38,172	$31,167	$110,226	$89,347
Interest income on loans receivable	3,272	2,244	8,458	5,145
Other revenue	—	550	—	550
Total revenues	41,444	33,961	118,684	95,042
Operating expenses
Property	4,494	3,883	12,578	11,350
General and administrative	4,287	5,133	15,266	15,299
Depreciation and amortization	20,438	15,804	56,522	46,599
Provisions for impairment	9,838	1,538	17,336	4,374
Transaction costs	26	143	201	267
Total operating expenses	39,083	26,501	101,903	77,889
Other (expense) income
Interest expense, net	(7,965)	(3,946)	(21,749)	(13,412)
(Loss) gain on sales of real estate, net	(132)	373	874	669
Loss on debt extinguishment	—	—	—	(128)
Other income (expense), net	416	367	(2,451)	586
Total other (expense) income, net	(7,681)	(3,206)	(23,326)	(12,285)
Net (loss) income before income taxes	(5,320)	4,254	(6,545)	4,868
Income tax (expense) benefit	(2)	(15)	(31)	60
Net (loss) income	(5,322)	4,239	(6,576)	4,928
Net (loss) income attributable to noncontrolling interests	(27)	24	(35)	32
Net (loss) income attributable to common stockholders	$(5,295)	$4,215	$(6,541)	$4,896

Amounts available to common stockholders per common share:
Basic	$(0.07)	$0.06	$(0.09)	$0.08
Diluted	$(0.07)	$0.06	$(0.09)	$0.08
Weighted average common shares:
Basic	77,610,680	67,112,587	74,822,286	62,123,334
Diluted	77,610,680	68,048,369	74,822,286	62,897,957

NETSTREIT CORP. AND SUBSIDIARIES
RECONCILIATION OF NET (LOSS) INCOME TO FFO, CORE FFO AND ADJUSTED FFO
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	(Unaudited)		(Unaudited)
Net (loss) income	$(5,322)	$4,239	$(6,576)	$4,928
Depreciation and amortization of real estate	20,360	15,726	56,286	46,379
Provisions for impairment	9,838	1,538	17,336	4,374
Loss (gain) on sales of real estate, net	132	(373)	(874)	(669)
FFO	25,008	21,130	66,172	55,012
Adjustments:
Non-recurring executive transition costs, severance and related charges	14	62	1,495	276
Loss on debt extinguishment and other related costs	—	—	—	223
Other non-recurring (gain) loss, net	(115)	(1)	3,077	(47)
Core FFO	24,907	21,191	70,744	55,464
Adjustments:
Straight-line rent adjustments	(749)	(245)	(1,829)	(707)
Amortization of deferred financing costs	558	578	1,673	1,165
Amortization of above/below-market assumed debt	29	29	86	86
Amortization of loan origination costs and discounts	(265)	26	(242)	83
Amortization of lease-related intangibles	(170)	(121)	(363)	(517)
Earned development interest	259	189	962	189
Capitalized interest expense	(130)	(404)	(709)	(688)
Non-cash interest expense	(990)	(1,134)	(2,948)	(1,134)
Non-cash compensation expense	1,376	1,280	4,128	3,559
AFFO	$24,825	$21,389	$71,502	$57,500

Weighted average common shares outstanding, basic	77,610,680	67,112,587	74,822,286	62,123,334
Operating partnership units outstanding	433,942	501,987	450,952	507,014
Unvested restricted stock units	115,703	173,001	117,761	167,215
Unsettled shares under open forward equity contracts	10,219	260,794	311,475	100,394
Weighted average common shares outstanding, diluted	78,170,544	68,048,369	75,702,474	62,897,957

FFO per common share, diluted	$0.32	$0.31	$0.87	$0.87
Core FFO per common share, diluted	$0.32	$0.31	$0.93	$0.88
AFFO per common share, diluted	$0.32	$0.31	$0.94	$0.91

RECONCILIATION OF NET (LOSS) INCOME TO EBITDA, EBITDAre AND ADJUSTED EBITDAre
(In thousands)
(Unaudited)

	Three Months Ended September 30,
	2024		2023
	(Unaudited)
Net (loss) income	$(5,322)		$4,239
Depreciation and amortization of real estate	20,360		15,726
Amortization of lease-related intangibles	(170)		(121)
Non-real estate depreciation and amortization	78		78
Interest expense, net	7,965		3,946
Income tax expense (benefit)	2		15
Amortization of loan origination costs and discounts	(265)		26
EBITDA	22,648		23,909
Adjustments:
Provisions for impairment	9,838		1,538
Loss (gain) on sales of real estate, net	132		(373)
EBITDAre	32,618		25,074
Adjustments:
Straight-line rent adjustments	(749)		(245)
Non-recurring executive transition costs, severance and related charges	14		62
Other non-recurring (gain) loss, net	(115)		(1)
Other non-recurring expenses, net	523		—
Lease termination fees	—		(550)
Non-cash compensation expense	1,376		1,280
Adjustment for construction in process (1)	258		720
Adjustment for intraquarter investment activities (2)	1,921		1,341
Adjusted EBITDAre	$35,846		$27,681
Annualized Adjusted EBITDAre (3)	$143,384

Net Debt	September 30, 2024
Principal amount of total debt	$783,245
Less: Cash, cash equivalents and restricted cash	(28,750)
Net Debt	754,495
Less: Net value of unsettled forward equity (4)	(185,474)
Adjusted Net Debt	$569,021

Leverage
Net Debt / Annualized Adjusted EBITDAre	5.3	x
Adjusted Net Debt / Annualized Adjusted EBITDAre	4.0	x

(1) Adjustment reflects the estimated cash yield on developments in process as of September 30, 2024.
(2) Adjustment assumes all re-leasing activity, investments in and dispositions of real estate, including developments completed during the three months ended
September 30, 2024 and 2023, had occurred on July 1, 2024 and 2023, respectively.
(3) We calculate Annualized Adjusted EBITDAre by multiplying Adjusted EBITDAre by four.
(4) Reflects 10,735,647 of unsettled forward equity shares at the September 30, 2024 available net settlement price of $17.28.

RECONCILIATION OF NET (LOSS) INCOME TO NOI AND CASH NOI
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	(Unaudited)		(Unaudited)
Net (loss) income	$(5,322)	$4,239	$(6,576)	$4,928
General and administrative	4,287	5,133	15,266	15,299
Depreciation and amortization	20,438	15,804	56,522	46,599
Provisions for impairment	9,838	1,538	17,336	4,374
Transaction costs	26	143	201	267
Interest expense, net	7,965	3,946	21,749	13,412
Loss (gain) on sales of real estate, net	132	(373)	(874)	(669)
Income tax expense (benefit)	2	15	31	(60)
Loss on debt extinguishment	—	—	—	128
Interest income on mortgage loans receivable	(3,272)	(2,244)	(8,458)	(5,145)
Lease termination fees	—	(550)	—	(550)
Other expense (income), net	107	(367)	2,451	(586)
Property-Level NOI	34,201	27,284	97,648	77,997
Straight-line rent adjustments	(749)	(245)	(1,829)	(707)
Amortization of lease-related intangibles	(170)	(121)	(363)	(517)
Property-Level Cash NOI	$33,282	$26,918	$95,456	$76,773
Adjustment for intraquarter acquisitions, dispositions and completed development (1)	1,722
Property-Level Cash NOI Estimated Run Rate	35,004
Interest income on mortgage loans receivable	3,272
Adjustments for intraquarter mortgage loan activity (2)	199
Total Cash NOI - Estimated Run Rate	$38,475

(1) Adjustment assumes all re-leasing activity, investments in and dispositions of real estate, including developments completed during the three months ended
September 30, 2024, had occurred on July 1, 2024.
(2) Adjustment assumes all loan activity completed during the three months ended September 30, 2024, had occurred on July 1, 2024.

NON-GAAP FINANCIAL MEASURES

FFO, Core FFO and AFFO

The National Association of Real Estate Investment Trusts ("NAREIT"), an industry trade group, has promulgated a widely accepted non-GAAP financial measure of operating performance known as FFO. Our FFO is net (loss) income in accordance with GAAP, excluding gains (or losses) resulting from dispositions of properties, plus depreciation and amortization and impairment charges on depreciable real property.

Core FFO is a non-GAAP financial measure defined as FFO adjusted to remove the effect of unusual and non-recurring items that are not expected to impact our operating performance or operations on an ongoing basis. These include non-recurring executive transition costs, severance and related charges, non-recurring other loss (gain), net, and loss on debt extinguishments and other related costs.

AFFO is a non-GAAP financial measure defined as Core FFO adjusted for GAAP net (loss) income related to non-cash revenues and expenses, such as straight-line rent, amortization of above- and below-market lease-related intangibles, amortization of lease incentives, capitalized interest expense, earned development interest, non-cash interest expense, non-cash compensation expense, amortization of deferred financing costs, amortization of above/below-market assumed debt, and amortization of loan origination costs.

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. In fact, real estate values historically have risen or fallen with market conditions. FFO is intended to be a standard supplemental measure of operating performance that excludes historical cost depreciation and valuation adjustments from net (loss) income. We consider FFO to be useful in evaluating potential property acquisitions and measuring operating performance.

We further consider FFO, Core FFO and AFFO to be useful in determining funds available for payment of distributions. FFO, Core FFO and AFFO do not represent net (loss) income or cash flows from operations as defined by GAAP. You should not consider FFO, Core FFO and AFFO to be alternatives to net (loss) income as a reliable measure of our operating performance nor should you consider FFO, Core FFO and AFFO to be alternatives to cash flows from operating, investing or financing activities (as defined by GAAP) as measures of liquidity.

FFO, Core FFO and AFFO do not measure whether cash flow is sufficient to fund our cash needs, including principal amortization, capital improvements and distributions to stockholders. FFO, Core FFO and AFFO do not represent cash flows from operating, investing or financing activities as defined by GAAP. Further, FFO, Core FFO and AFFO as disclosed by other REITs might not be comparable to our calculations of FFO, Core FFO and AFFO.

EBITDA, EBITDAre, Adjusted EBITDAre, and Annualized Adjusted EBITDAre

We compute EBITDA as earnings before interest expense, income tax expense, and depreciation and amortization. In 2017, NAREIT issued a white paper recommending that companies that report EBITDA also report EBITDAre. We compute EBITDAre in accordance with the definition adopted by NAREIT. NAREIT defines EBITDAre as EBITDA (as defined above) excluding gains (or losses) from the sales of depreciable property and impairment charges on depreciable real property.

Adjusted EBITDAre is a non-GAAP financial measure defined as EBITDAre further adjusted to exclude straight-line rent, non-cash compensation expense, non-recurring executive transition costs, severance and related charges, loss on debt extinguishment and other related costs, non-recurring other loss (gain), net, other non-recurring expenses (income), lease termination fees, adjustment for construction in process, and adjustment for intraquarter activities.

Annualized Adjusted EBITDAre is Adjusted EBITDAre multiplied by four.

We present EBITDA, EBITDAre, Adjusted EBITDAre, and Annualized Adjusted EBITDAre as they are measures commonly used in our industry. We believe that these measures are useful to investors and analysts because they provide supplemental information concerning our operating performance, exclusive of certain non-cash items and other costs. We use EBITDA, EBITDAre, Adjusted EBITDAre, and Annualized Adjusted EBITDAre as measures of our operating performance and not as measures of liquidity.

EBITDA, EBITDAre, Adjusted EBITDAre and Annualized Adjusted EBITDAre do not include all items of revenue and expense included in net (loss) income, they do not represent cash generated from operating activities and they are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net (loss) income as a performance measure or cash flows from operations as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures. Additionally, our computation of EBITDA, EBITDAre, Adjusted EBITDAre and Annualized Adjusted EBITDAre may differ from the methodology for calculating these metrics used by other equity REITs and, therefore, may not be comparable to similarly titled measures reported by other equity REITs.

Net Debt and Adjusted Net Debt

We calculate our Net Debt as our principal amount of total debt outstanding excluding deferred financing costs, net discounts and debt issuance costs less cash, cash equivalents and restricted cash available for future investment. We believe excluding cash, cash equivalents and restricted cash available for future investment from our principal amount, all of which could be used to repay debt, provides an estimate on the net contractual amount of borrowed capital to be repaid. We believe these adjustments are additional beneficial disclosures to investors and analysts.

We further adjust Net Debt by the net value of unsettled forward equity as period end to derive Adjusted Net Debt.

Property-Level NOI, Property-Level Cash NOI, Property-Level Cash NOI - Estimated Run Rate, and Total Cash NOI - Estimated Run Rate

Property-Level NOI, Property-Level Cash NOI, Property-Level Cash NOI - Estimated Run Rate, and Total Cash NOI - Estimated Run Rate are non-GAAP financial measures which we use to assess our operating results. We compute Property-Level NOI as net (loss) income (computed in accordance with GAAP), excluding general and administrative expenses, interest expense (or income), income tax expense, transaction costs, depreciation and amortization, gains (or losses) on sales of depreciable property, real estate impairment losses, interest income on mortgage loans receivable, loss on debt extinguishment, lease termination fees, and other expense (income), net. We further adjust Property-Level NOI for non-cash revenue components of straight-line rent and amortization of lease-intangibles to derive Property-Level Cash NOI. We further adjust Property-Level Cash NOI for intraquarter acquisitions, dispositions and completed developments to derive Property-Level Cash NOI - Estimated Run Rate. We further adjust Property-Level Cash NOI - Estimated Run Rate for interest income on mortgage loans receivable and intraquarter mortgage loan activity to derive Total Cash NOI - Estimated Run Rate. We believe Property-Level NOI, Property-Level Cash NOI, Property-Level Cash NOI - Estimated Run Rate, and Total Cash NOI - Estimated Run Rate provide useful and relevant information because they reflect only those income and expense items that are incurred at the property level and present such items on an unlevered basis.

Property-Level NOI, Property-Level Cash NOI, Property-Level Cash NOI - Estimated Run Rate, and Total Cash NOI - Estimated Run Rate are not measurements of financial performance under GAAP, and may not be comparable to similarly titled measures of other companies. You should not consider our measures as alternatives to net (loss) income or cash flows from operating activities determined in accordance with GAAP.

OTHER DEFINITIONS

ABR is annualized base rent as of September 30, 2024, for all leases that commenced and annualized cash interest on mortgage loans receivable in place as of that date.

Cash Yield is the annualized base rent contractually due from acquired properties and completed developments, and interest income from mortgage loans receivable, divided by the gross investment amount, gross proceeds in the case of dispositions, or loan repayment amount.

Investments are lease agreements in place at owned properties, properties that have leases associated with mortgage loans receivable, developments where rent commenced, or in the case of master lease arrangements each property under the master lease is counted as a separate lease.

Investment Grade are investments, or investments that are subsidiaries of a parent entity, with a credit rating of BBB- (S&P/Fitch), Baa3 (Moody's) or NAIC2 (National Association or Insurance Commissioners) or higher.

Investment Grade Profile are investments with investment grade credit metrics (more than $1.0 billion in annual sales and a debt to adjusted EBITDA ratio of less than 2.0x), but do not carry a published rating from S&P, Fitch, Moody's, or NAIC.

Occupancy is expressed as a percentage, and is the number of economically occupied properties divided by the total number of properties owned, excluding mortgage loans receivable and properties under development.

Weighted Average Lease Term is weighted by the annualized base rent, excluding lease extension options and investments associated with mortgage loans receivable.